EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he, she or it knows or has reason to believe that such information is not accurate. The undersigned each expressly authorize each other to file any and all amendments to such statement on their behalf. The undersigned agree that this joint filing agreement may be signed in counterparts.

Dated: December 22, 2021

Sass & Larsen ApS
a Danish company

/s/ Leon Sass
Name:	Leon Sass
Title:	Chief Executive Officer

Leon Sass

/s/ Leon Sass
Leon Sass, an individual

Benny Sass

/s/ Leon Sass
Name:	Leon Sass
Title:	Attorney-in-fact for Benny Sass